                                                                   EXHIBIT 10.12

                                   EXHIBIT A

                               SUBLEASE AGREEMENT

    This Sublease Agreement is made as of the 20th day of May 1998 by and between Mitsubishi Electronics America, Inc., a Delaware corporation located at 5665 Plaza Drive, Cypress, California 90630 (the "Sublessor"), and Community Distributors, Inc., a Delaware corporation located at 251 Industrial Parkway, Somerville, NJ 08876 (the "Sublessee").

    WHEREAS, Sublessor is the tenant under a lease dated as of December 20, 1988 (the "Prime Lease"), made between Shuwa Investments Corporation as landlord and Mitsubishi Electric Sales America, Inc., Sublessor's predecessor (Sublessor absorbed its predecessor sister company by merger), as assigned by such landlord to FWD Property Investors L.P. ("Overlandlord"), leasing office and warehouse facilities located at 800 Cottontail Lane, Somerset, NJ 08873 (the "Premises"); and

    WHEREAS, Sublessor and Sublessee have agreed that Sublessor shall sublet the Premises to Sublessee;

    NOW, THEREFORE, the parties to this Sublease hereby agree as follows:

1. Premises.

        (a) Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Premises upon all the terms and conditions set forth in this Sublease, subject to Overlandlord's consent thereto and written confirmation that Sublessor is not in breach under the Prime Lease.

        (b) The Premises situated in Franklin Township, New Jersey, consist of the real property described or Exhibit A hereto and the building and improvements located thereon, including 200,723 square feet of industrial warehouse space and office space on some 22 acres of land.

        (c) Sublessee has made its independent investigation of the Premises. Sublessee acknowledges that Sublessor has not made any representations regarding the condition of the Premises (including, but not limited to, the zoning thereof, the appurtenances thereto or the furniture, fixtures and equipment therein) and that Sublessor expressly disclaims all warranties, including but not limited to habitability, merchantability and fitness for particular purpose. Subject to the provisions of Subsection 3(a) hereof, Sublessee hereby accepts the Premises in their "as is" condition as of the date Sublessor makes the Premises available to Sublessee to commence Sublessee's improvements and waives any and all claims against Sublessor for latent and patent defects in the Premises or any part thereof. Sublessee shall not make any alteration, addition or improvement to the Premises without Sublessor's prior written consent in each instance, and when and as required under the Prime Lease, the Overlandlord's consent Sublessor's prior written consent shall not be unreasonably withheld.

        (d) Sublessor's represents to Sublessee that, to the best of Sublessor's knowledge, information and belief, there are no current code violations on the Premises and improvements thereon.

2. Term.

        (a) The Sublease shall commence on the date Sublessor makes the Premises available to Sublessee to commence its improvements on the Premises, but in no event later than ninety (90) days after execution of this Sublease Agreement (the "Sublease Commencement Date"). Once determined, the Sublease Commencement Date shall be confirmed in writing between the parties and attached to this Sublease as Exhibit B. The Sublease Commencement Date may be in accordance with a mutually agreed upon schedule gradually releasing portions of the Premises to Sublessee. In any event, the Sublease Commencement Date shall be subject to approval by Overlandlord and both parties.

        (b) The term of this Sublease shall commence on the Sublease Commencement Date and shall end on March 31, 2004, unless sooner terminated in accordance with this Sublease.

3. Rent.

        (a) Throughout the term of this Sublease, Sublessee shall pay to Sublessor as "Base Rent" for the Premise; monthly payments as shown on the Rent Schedule attached as Exhibit C hereto. The Base Rent shall be due and payable without any offset or deduction, in advance, on the first day of each calendar month.

        (b) The Base Rent shall be on a triple net basis and shall not include any costs and expenses associated with the Premises and the operation of the building and improvements thereon (the "Operations Expenses"). All Operations Expenses shall be the sole responsibility of Sublessee.

        (c) In addition to the Base Rent and the Operation Expenses, Sublessee shall pay all personal property and real estate taxes, assessments, fees and other charges that are levied and assessed against Sublessee's property and/or the Premises on a timely basis directly to the taxing authority and shall furnish Sublessor (and Overlandlord as may be required under the Prime Lease) with satisfactory evidence of such payments. Sublessee shall indemnify and hold Sublessor and Overlandlord harmless from and against any costs, expenses, penalties and fees (including reasonable attorneys' fees) arising out of or in connection with Sublessee's failure to make such payments.

        (d) Should any rental period during the term of this Sublease not consist of a full month, rent shall be prorated. All rent shall be payable to Sublessor at its address stated in this Sublease or as Sublessor may otherwise direct in writing.

4. First Month Rent. No later than ten (10) days after the execution of this Sublease, Sublessee shall pay to Sublessor, the first month Base Rent as a deposit to be applied by Sublessor as such when due without any interest accruing or payable to Sublessee. Such deposit shall be nonrefundable unless Sublessor fails to deliver to Sublessee Overlandlord's consent to this Sublease and Overlandlord's written confirmation that Sublessor is not in breach of the Prime Lease.

5. Sublessee's Interior Improvements.

        (a) When Sublessor vacates the Premises, it shall clean up the Premises from its occupancy. At that time Sublessor will leave within the Premises such portion of its existing work stations, partitions, furnishings, furniture and other personal property as shall be set forth in Exhibit "E" attached hereto. All such leftover property shall be available for use by Sublessee throughout the term of this Sublease on an "as is" basis and Sublessee shall leave them on the Premises at the termination or expiration of this Sublease in the same condition as it was at the inception of this Sublease, reasonable wear and tear excepted. The Premises shall be made available to Sublessee to commence Sublessee's improvements at the earliest practicable date convenient to Sublessor.

        (b) Subject to Sublessor's approval which shall not be unreasonably withheld and, when and if required under the Prime Lease, the approval of the Overlandlord, Sublessee may remove interior building improvements presently in place at the Premises. Such removal shall be performed at Sublessee's sole expense.

        (c) Sublessee shall submit to Sublessor its plan for improvements of the Premises no later than thirty (30) days after the Sublease Commencement Date. In such plan, Sublease shall designate the improvements which it intends to become permanent. Such plan shall be subject to Sublessor's and, when and as required by the Prime Lease, Overlandlord's review and approval. Sublessor's approval shall not be unreasonably withheld. All costs associated with Sublessee's improvements shall be borne by Sublessee. Sublessee shall be responsible for any damage and/or loss to or within the Building, including the Premises, and for any personal injury, death or other property damage resulting from or incurred in connection with Sublessee's improvements and shall indemnify, defend and hold harmless Sublessor and Overlandlord from and against all losses, costs, damages and expense incurred.

        (d) Upon expiration or termination of this Sublease, Sublessee's improvements which were intended to become permanent shall remain installed at the Premises and become the property of Sublessor or Overlandlord, as applicable. Sublessee may remove its other improvements; provided that it restores the Premises to their prior condition upon such removal.

        (e) Sublessor shall allow Sublessee to utilize the existing telephone system on the Premises on an "as is" basis. Sublessee shall leave it on the Premises at the expiration or termination of this Sublease in at least as good a condition as it was at the inception of this Sublease, reasonable wear and tear excepted.

6. Possession and Use.

        (a) Sublessee shall use and occupy the Premises only for such purposes as are permitted under the Prime Lease and for no other purpose.

        (b) Sublessee shall not commence operation of its business on the Premises unless and until Sublessee has complied with all applicable building codes, health and safety codes, regulations and ordinances applicable to Sublessee's use and occupancy of the Premises or Sublessee's business. Nor shall Sublessee use or suffer or permit any person to use the Premises or any part thereof in violation of any law or regulation of any governmental authority having jurisdiction over the Premises, and Sublessee shall at all times occupy and use the Premises solely for their intended purposes. Sublessee shall indemnify, defend and hold harmless Sublessor. Overlandlord, their corporate affiliates and their officers, directors, shareholders, agents, representatives, contractors and employees from and against the consequences of any violation of such laws, regulations, codes, ordinances or of any provision of this section.

        (c) Sublessee shall keep and maintain the Premises in a clean and sanitary condition and in such condition as may be required by any insurance underwriters or carriers maintaining coverage on the Premises. Sublessee shall not use or permit the Premises to be used in any manner which would impair the structural integrity, safety or strength of any buildings or improvements on the Premises. Sublessee shall not conduct or operate its business in any manner whatsoever which would violate any such conditions nor conduct or operate its business so as to constitute a waste on the Premises or a nuisance to or interference with the Premises.

        (d) Sublessee shall not do or permit to be done any hazardous activities and shall comply with all rules, orders, regulations and requirements of industrial risk insurers or any other organization performing a similar function. Sublessee shall in no event store or use explosives, toxic waste or radioactive materials at the Premises. Sublessee, shall not dispose of any solvents by pouring them on the ground or dispose of solvents (treated or untreated) or other hazardous materials in violation of the rules or regulations promulgated by any governmental agency or utility having jurisdiction over the sewer system servicing the Premises.

        (e) Sublessee shall pay, at least ten days before delinquency, all taxes, assessments, license fees and other charges that are levied or assessed against Sublessee's personal property installed or located in or on the Premises and that become due during the term of this Sublease. On demand by Sublessor, Sublessee shall furnish Sublessor with satisfactory evidence of these payments.

    (f) Sublessee shall keep the Premises free from any liens arising out of the work performed, materials furnished or obligations incurred by or for the benefit of Sublessee, including but not limited to its improvements on the Premises. Notwithstanding the foregoing, should any such lien arise, Sublessee shall file, within ten (10) days, an appropriate bond to remove such lien or post other security acceptable to Sublessor.

7. Prime Lease.

    (a) This Sublease is subject and subordinate to the Prime Lease. Sublessor represents to Sublessee that the Prime Lease is in full force and effect and that, to the best of its knowledge, no default exists on the part of any party to the Prime Lease. Sublessor shall pay to Overlandlord all rent due under the Prime Lease. Sublessee acknowledges that an expurgated copy of the Prime Lease is attached as Exhibit D.

Sublessee shall neither do nor permit anything to be done which could cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Overlandlord or which otherwise constitutes a breach or default of the tenant's obligation under the Prime Lease, and Sublessee shall indemnify, defend and hold harmless Sublessor, its corporate affiliates and their officers, directors, shareholders, agents, representatives, contractors and employees from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited or by virtue of which Sublessor shall have any liability or obligation to Overlandlord or any third party.

    (b) The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Prime Lease, except for (1) those provisions of the Prime Lease which may be inconsistent with this Sublease, in which case the terms and conditions of this Sublease shall control, and (2) those provisions of the Prime Lease which are excluded from the expurgated version provided to Sublessee. Therefore, for the purpose of this Sublease, whenever in the Prime Lease the word Lessor is used, it shall be deemed to mean Sublessor, and whenever in the Prime Lease the word Lessee is used it shall be deemed to mean Sublessee. Notwithstanding the foregoing, all rights of Overlandlord under the Prime Lease with regard to access to the Premises or notice or consent with respect thereof shall remain valid under this Sublease.

    (c) Sublessee shall defend, indemnify and hold harmless Sublessor, Overlandlord and their respective corporate affiliates, officers, directors, shareholders, agents, representatives, contractors and employees from and against all claims of any kind whatsoever arising out of or in connection with Sublessee's failure to comply with or perform Sublessee's assumed obligations pursuant to subsection 7(b).

8. Insurance and Indemnity.

    (a) At it sole cost and expense, Sublessee shall at all times that this Sublease is in effect carry and maintain the following insurance, with a financially sound and reputable insurance carrier(s) acceptable to Sublessor, and to Overlandlord if required under the Prime Lease, in the amounts specified and in the form hereinafter provided for:

        (i) Comprehensive general liability insurance insuring Sublessor and Sublessee, and Overlandlord as required under the Prime Lease, with respect to occurrences arising on or about the Premises, and covering personal injury, death and property damage with a single combined limit of not less than five million dollars ($5,000,000), against any and all liability of Sublessee and its authorized representatives with respect to the Premises or arising out of the maintenance, use or occupancy thereof, by Sublessee or any of its employees, agents, guests or invitees or the performance or non-performance by Sublessee of the terms and conditions of this Sublease; and

        (ii) All risk insurance including earthquake and flood coverage, with vandalism and malicious mischief endorsement coverages, on all of Sublessee's personal property and Improvements in, on or about the Premises to the extent of at least 100% of their full replacement value. The proceeds from any such policy shall be used by Sublessee for the replacement of personal property and restoration of Sublessee's improvements; and

       (iii) Sublessor, and Overlandlord as required under the Prime Lease, shall be named as an additional insured in all such insurance policies and coverages.

    (b) Sublessee shall cause its insurer to waive all rights of recovery by way of subrogation against Sublessor and Overlandlord in connection with any damages covered by any such insurance policies and coverages as set forth in this section. On or before the Sublease Commencement Date, Sublessee shall furnish to Sublessor and Overlandlord and maintain continuously throughout the term of this Sublease certificates of insurance as evidence of Sublessee's compliance with its insurance obligations contained in this section.

    (c) Each policy of insurance required to be provided by Sublessee under this section and each certificate therefor shall (i) provide for at least thirty (30) days' written notice to Sublessor and Overlandlord prior to cancellation, expiration, reduction of coverage or other material modification; and

(ii) provide that no act or omission of Sublessee shall result in forfeiture or limit or otherwise affect the obligation of the insurance company to pay to or on behalf of Sublessor the amount of any loss sustained. Sublessee shall not do or permit to be done anything which shall invalidate any of the insurance policies referred to in this Sublease. If Sublessee shall fail to procure and maintain any insurance required to be maintained by it by virtue of any provision of this section, Sublessor may, but shall not be required to, procure and maintain such insurance at the expense of Sublessee, and the cost thereof shall constitute Additional Rent.

    (d) Neither Sublessor, any of its corporate affiliates, Overlandlord nor any of their respective officers, directors, shareholders, agents, representatives, contractors and employees shall be liable for any damage or liability of any kind or for any injury to or death of any persons or damage to any property of Sublessee or any other person during the term of this Sublease from any cause whatsoever by reason of the use, occupancy and enjoyment of the Premises by Sublessee or any person thereon or holding under Sublessee. Sublessee shall indemnify, defend and hold harmless Sublessor, its corporate affiliates, Overlandlord and their respective officers, directors, shareholders, agents, representatives, employees and contractors from and against all liability whatsoever on account of any asserted damage or injury and from all liens, claims and demands arising out of any such use of this

    Premises, any improvements, repairs or alterations which Sublessee may make or cause to be made upon the Premises or the performance or non-performance by Sublessee of any of the terms and conditions of this Sublease, except to the extent determined to have been caused by Sublessor's negligence. This obligation to indemnify shall include, without limitation, claims of Sublessee's employees or agents that may be covered by Worker's Compensation Insurance and all costs, and expenses, including, without limitation, attorneys' fees and costs, and all other losses, costs, damages, expenses and liabilities that Sublessor may incur in connection with any such damage, injury, claim or demand.

    (e) Sublessee acknowledges that its business on the Premises will be conducted for Sublessee's sole economical benefit. All risks of Sublessee's operation at the Premises shall be borne exclusively by the Sublessee. Sublessee hereby assumes and shall be liable for, and shall indemnify, defend and hold harmless Sublessor, Sublessor's corporate affiliates, Overlandlord and their respective officers, directors, shareholders, agents, representatives, contractors and employees (the "Indemnitees") in connection with any and all losses, costs, damages, expenses and liabilities, including attorneys' fees and costs, liens, fines and penalties of any kind or nature, civil or criminal, and special, indirect and consequential damages (collectively "Losses"), associated with Sublessee's business operation at the Premises and any permits and licenses which may be required therefor. Sublessee hereby releases the Indemnitees from any and all Losses arising out of or associated with Sublessee's use of the Premises and any permits and licenses which may be required therefor.

9. Environmental Obligations. Except with respect to and to the extent of any environmental condition, obligation or liability existing at the Premises before the earlier of the Sublease Commencement Date or the commencement of construction of Sublessee's improvements, Sublessee hereby assumes any and all environmental obligations and liabilities in connection with the Premises with the understanding that such obligations and liabilities shall survive this Sublease with respect to any negligent, wrongful or illegal act or omission of Sublessee or violation of any condition of or agreement under this Sublease binding on Sublessee. For purposes hereof, Sublessee's environmental obligations and liabilities shall include, but not be limited to, all disposal storage, recycling, transport and treatment of any hazardous substances, toxic substances, wastes or regulated substances or material under any applicable federal, state or local law or the reporting and disclosure requirements in connection therewith. Sublessee shall indemnify, defend and hold harmless Sublessor, Sublessor's corporate affiliates, Overlandlord and their respective officers, directors, shareholders, agents, representatives, contractors and employees from and against any and all losses, costs, damages and expenses including attorneys' fees and costs arising from or in connection with or in any manner related to such environmental obligations and liabilities.

10. Americans With Disabilities Act. Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall comply with any and all applicable requirements of the Americans with Disabilities Act pertaining to the Premises at Sublessee's sole cost and expense.

11. Assignments and Subletting. Except as otherwise permitted below, Sublessee shall not transfer, assign, sublet, hypothecate, sell, change ownership or otherwise divest itself of any or all of its interest in and to the Premises or this Sublease and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise. Notwithstanding the foregoing, Sublessee may, subject to Overlandlord's approval as per the Prime Lease, assign this sublease or sublet all or any portion thereof to a parent, subsidiary or affiliated company of Sublessee, or to any resulting entity following a merger or consolidation of Sublessee with another company. A transfer, sale or hypothecation of Sublessee's stock shall not constitute an assignment or sublease. In the event of any assignment or sublet, Sublessee shall not be relieved of any liability under this sublease and all the provisions of this sublease shall be binding upon the assignee or sub-sublessee.

12. Eminent Domain

    (a) In the event that all or substantially all of the Premises are taken or made unaccessible under the power of eminent domain, this Sublease shall terminate as of the date possession is so taken. If more than twenty percent (20%) of Premises are taken, Sublessee shall have the right to terminate this Sublease. If this Sublease is terminated, all rents shall be paid up to the date of possession of the Premises by public authority, and Sublessor shall make an equitable refund of any rent paid by Sublessee in advance and not yet earned.

    (b) In the event that any taking under the power of eminent domain does not result in the termination of this Sublease a set forth above, this Sublease shall remain in full force and effect, except that the rent shall be reduced in the same proportion as the square footage of the Premises taken bears to the square footage of the Premises immediately prior to such taking.

    (c) All consideration or damages awarded for any taking under the power of eminent domain and all consideration received by Sublessor pursuant to a voluntary sale by Sublessor to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat or condemnation or while condemnation proceedings are pending, whether for the whole or a part of the Premises, shall belong to and be the property of Sublessor (or Overlandlord as determined under the Prime Lease) regardless of how denominated. However, Sublessee shall be entitled to retain any compensation for loss or damage to Sublessee's trade fixtures and removable property.

13. Default.

    (a) Any of the following events shall constitute a default of this Sublease by Sublessee:

        (i) Failure of Sublessee to pay any rent or any other charge, or any part thereof, required to be paid under this Sublease when due; or

        (ii) Failure of Sublessee to observe or perform any other provision, covenant, obligation or condition of this Sublease to be observed or performed by Sublessee when such failure continues for ten (10) days after notice thereof from Sublessor to Sublessee: or

       (iii) Abandonment or vacation of the Premises by Sublessee; or

        (iv) A general assignment by Sublessee for the benefit of creditors or the filing by or against Sublessee of any proceeding under an insolvency or bankruptcy law, unless, in the case of a proceeding filed against Sublessee, such proceeding is dismissed within thirty (30) days, the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Sublessee, unless possession is restored to Sublessee within thirty (30) days, or any attachment, execution or other judicially authorized seizure of all or substantially all of Sublessee's assets located upon the Premises or of Sublessee's interest in this Sublease, unless such seizure is discharged within thirty (30) days.

    (b) In the event of any such default by Sublessee, in addition to any other remedies available to Sublessor at law or in equity, Sublessor may treat the occurrence of any one or more of said events as a breach of this Sublease. In such event, in addition to any or all other rights or remedies Sublessor may have under this Sublease and as provided by law, Sublessor shall have the right to declare the term of this

Sublease ended and to re-enter the Premises and take possession thereof and remove all persons therefrom and Sublessee shall have no further claim thereon or thereunder.

    (c) Should Sublessor elect to terminate this Sublease under this section, Sublessor may recover from Sublessee as damages:

        (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination, plus

        (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, that Sublessee proves could have been reasonably avoided; plus

       (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss, if any, that Sublessee proves could be reasonably avoided; plus

        (iv) Any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course of events would be likely to result therefrom, including but not limited to any attorneys' fees and costs incurred by Sublessor as a result of or in connection with (1) such failure or with the enforcement of any term or condition contained in this Sublease. (2) any cost and expenses incurred by Sublessor in maintaining or preserving the Premises after such default or preparing the Premises for reletting to a new tenant and (3) any repairs or alterations to the Premises for such reletting, leasing commissions or any other costs and expenses necessary or appropriate to relet the Premises; plus

        (v) At Sublessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

    As used in clauses (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permissible. As used in clause
(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank at the time of award plus 1%.

    (d) Notwithstanding anything to the contrary contained in this Sublease, in the event of default, Sublessor may, but shall not be obligated to, require that all articles of personal property, other than inventory, and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Sublessee or installed by Sublessee on the Premises remain on the Premises, and, in that event and continuing during the length of such default. Sublessor shall have the rights, subject to the rights of prior lienholders, to take possession of and hold such property as security, to store such property at Sublessee's expense and, upon giving thirty (30) days' notice to Sublessee, to cause such property to be sold at private or public sale and apply the net proceeds of sale, after all costs and expenses of getting the property ready for sale and selling the property, including attorney's fees and costs, against Sublessee's obligations to Sublessor; provided that Sublessor may, at its option, require Sublessee to forthwith remove such property.

    (e) The remedies given to Sublessor in this section are cumulative and shall be in addition and supplemental to all other rights or remedies which Sublessor may have under the laws then in force.

    14. Notices. Whenever under the terms of or in connection with this Sublease any notice, approval, advice, consent or demand is proper or required to be given or served by either party, such notice, approval, advice, consent or demand shall be in writing and shall be given or served by recognized overnight courier service, with all charges prepaid, addressed as follows:

    if to Sublessor:

        Mitsubishi Electronics America, Inc.
       5665 Plaza Drive
       P.O. Box 6007
       Cypress, CA 90630
       Attn: Executive Vice President/Administration with a copy to:

        Mitsubishi Electric America, Inc.
       5665 Plaza Drive
       P.O. Box 6007
       Cypress, CA 90630
       Attn: Executive Vice President and General Counsel

    if to Sublessee:

        Community Distributors, Inc.
       800 Cottontail Lane
       Somerset, NJ 08873
       Attn: Chief Executive Officer

    with a copy to:

        Goldstein & Wallman
       233 Broadway Suite 970
       New York, NY 10279
       Attn: Jack Goldstein

or to such other address for either party as may be supplied by notice given in accordance herewith. Notice shall be deemed effective on the date of receipt or the date on which delivery is refused.

    15. Sublessor's Access to Premises.

    (a) In addition to any right of access to the Premises held by Overlandlord under the Prime Lease, Sublessor shall have the right to enter and inspect any portion of the Premises to assure compliance by Sublessee with Sublessee's obligations under this Sublease. Such inspections shall be made during normal business hours and upon reasonable notice except in the event of an emergency.

    (b) In addition to such right to periodic inspection, Sublessor shall have the right to enter the Premises as often as Sublessor reasonably deems necessary, during normal business hours and upon reasonable notice, except in the event of an emergency:

        (i) to show the Premises to prospective subtenants;

        (ii) to post notices of nonresponsibility;

       (iii) in case of an emergency; and

        (iv) to otherwise enforce Sublessor's rights under this Sublease.

    (c) Sublessor's rights of entry pursuant to this section may be exercised without Sublessor being deemed guilty of an eviction of Sublessee and without abatement of rent. Sublessor shall not unreasonably interfere with the business of Sublessee when exercising the right of entry under this Sublease and shall be responsible only for damage caused by any unreasonable entry or negligent conduct during the entry. Except as otherwise provided in this sublease, Sublessee hereby waives any claim for damages for any injury or inconvenience to or interference with Sublessee's business, any loss or occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. Any entry to the Premises by Sublessor pursuant to this section, shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Premises or an eviction of Sublessee from the Premises or any portion thereof. No provision of the Sublease shall be construed as obligating Sublessor to perform any repairs, maintenance or alterations to the Premises unless they are necessitated by the acts of Sublessor.

    16. Waiver. The waiver by Sublessor or Sublessee of any breach of any term, covenant or condition contained in this Sublease shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Sublease. Sublessor's consent to or approval of any of Sublessee's conduct shall not be deemed to relieve Sublessee from obtaining Sublessor's waiver, consent or approval of any similar act or subsequent breach by Sublessee. Sublessor's acceptance of rent shall not be deemed to be a waiver of any prior breach by Sublessee of any term, covenant or condition, except as to payment of the rent so accepted by Sublessor, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such rent.

    17. Broker. Sublessee and Sublessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with this Sublease, other than the Seeley Company and CB commercial, and each party agrees to indemnify, defend and hold harmless the other party from and against any and all liability, costs, expenses, including reasonable attorneys' fees and costs, for compensation, commission or charges which may be claimed by the indemnifying party's own broker identified herein or by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party. Sublessor shall be responsible to pay for the commission to the two above named brokers on a fifty/fifty basis in accordance with the commission agreement between Sublessor and Seeley Company.

    18. Quiet Enjoyment. Subject to Sublessee's compliance with the covenants and agreements, terms, provisions and conditions of this Sublease, Sublessor covenants that Sublessee shall quietly enjoy the Premises without interruption by Sublessor.

    19. Miscellaneous Provisions.

    (a) All payment and indemnification obligations of Sublessee, shall survive the expiration or termination of this Sublease. If Sublease fails to pay Sublessor any amount payable under this Sublease when due, such amount shall bear interest at the rate of one and one-half percent (1.5%) per month or the highest rate permitted by law, whichever is less, from its due date until paid. Sublessee shall pay Sublessor for all costs of collection, including attorneys' fees and costs.

    (b) Upon the expiration of earlier termination of this Sublease, Sublessee shall quit or surrender the Premises to Sublessor "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and casualty damage not caused by Sublessee, or any of its employees, invitees, guests, agents or contractors.

    (c) If Sublessee remains in possession of the Premises after the expiration or earlier termination of this Sublease, Sublessee shall be deemed to be occupying the Premises as a Sublessee from month to month at the sufferance of Sublessor at 150% of the rental rate in effect at the time of such expiration or termination, subject to all of the terms and conditions of this Sublease. The foregoing is in addition to and does not affect Sublessor's right to entry or any other rights of Sublessor under this Sublease.

    (d) The language in all parts of this Sublease shall in all cases be construed simply according to its fair meaning and not strictly for or against either Sublessor or Sublessee.

    (e) Captions and headings are for convenience only and shall not be used in interpreting the terms and provisions of this Sublease.

    (f) This Sublease contains all of the agreements of the parties with respect to the subject matter of this Sublease, and no prior arrangement or understanding pertaining to any such matter shall be effective for any purpose.

    (g) This Sublease cannot be changed orally, but only in a writing duly executed by the parties.

    (h) The enforceability, interpretation and all other aspects of this Sublease shall be governed by and construed according to the laws of the State of New Jersey.

    (i) Each party represents that it has full power and authority to enter into and perform this Sublease and that the individual executing this Sublease on its behalf has been duly authorized and empowered to enter into this Sublease on its behalf.

    IN WITNESS WHEREOF, the parties have executed this Sublease as of the date specified on the first page hereof.

MITSUBISHI ELECTRONICS AMERICA, INC.           COMMUNITY DISTRIBUTORS, INC.

By: BRUCE R. BRENIZER                          By: FRANK MARFINO
--------------------------------------------   --------------------------------------------

Name: BRUCE R. BRENIZER                        Name: FRANK MARFINO
--------------------------------------------   --------------------------------------------

Title: VP: HR. ADMIN.                          Title: PRES & CEO
--------------------------------------------   --------------------------------------------

Date: 5-21-98                                  Date: 5-21-98
--------------------------------------------   --------------------------------------------